Exhibit 99

MutualFirst Financial Announces Second Quarter Earnings

MUNCIE, Ind., July 23, 2019 /PRNewswire/ -- MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company of MutualBank (the "Bank"), announced today net income available to common shareholders for the second quarter ended June 30, 2019 was $5.8 million, or $0.66 diluted earnings per common share. This compares to net income available to common shareholders for the same period in 2018 of $4.2 million, or $0.48 diluted earnings per common share. The net income for the second quarter ended June 30, 2019 represents an annualized return on average assets of 1.11% and return on average tangible common equity of 12.24% compared to 0.83% and 10.46%, respectively, for the same period of last year.

Net income available to common shareholders for the first six months of 2019 was $11.0 million, or $1.26 diluted earnings per common share. This compares to net income available to common shareholders for the same period in 2018 of $8.2 million, or $0.98 diluted earnings per common share. The net income for the six months ended June 30, 2019 represents an annualized return on average assets of 1.06% and return on average tangible common equity of 11.99% compared to 0.88% and 10.49%, respectively, for the same period of last year.

Other financial highlights for the second quarter and first six months of 2019 include:

  Loans held for sale increased by $34.8 million as of June 30, 2019 compared to December 31, 2018.  The increase was a result of $27 million of portfolio mortgage loans being transferred to held for sale along with increased mortgage banking activity.
  Commercial loans increased $20.2 million, or 11.6% on an annualized basis in the second quarter of 2019 and $26.5 million, or 7.7% on an annualized basis in the first half of 2019.
  Non-residential consumer loans increased $7.1 million, or 10.3% on an annualized basis in the second quarter of 2019 and $17.2 million, or 12.9% on an annualized basis in the first half of 2019.
  Deposits increased $16.2 million, or 4.2% on an annualized basis in the second quarter of 2019 and $56.8 million, or 7.5% on an annualized basis in the first half of 2019.
  Stockholders' equity increased by $14.5 million in the first half of 2019 due to net income of $11.0 million and a net increase in accumulated other comprehensive income of $9.1 million.   This increase was partially offset by stock repurchases of 76,729 shares at an average price of $30.65 and common stock dividends of $3.4 million.

"We are pleased with the first half of 2019 and our continued earnings momentum," said David W. Heeter, President and CEO.

Balance Sheet

Assets increased $42 million as of June 30, 2019 compared to December 31, 2018 primarily due to growth in the overall loan portfolio. Loans held for sale increased $34.8 million as $27 million was transferred from portfolio mortgage loans to take advantage of a reduction in market rates and the ability to remove certain low rate mortgage loans from the balance sheet. The gross loan portfolio, not including loans held for sale, increased by $3.2 million primarily due to an increase in commercial loans of $26.5 million, or 7.7% on an annualized basis and an increase of non-residential consumer loans of $17.2 million, or 12.9% on an annualized basis in the first half of 2019. These increases were offset by a decrease in residential loans of $40.6 million primarily due to the transfer of portfolio mortgage loans to held for sale discussed above. The mix of loans in our portfolio as of June 30, 2019 compared to December 31, 2018 shifted toward our desired strategic objective. Commercial loans increased to 48.0% compared to 46.0%, residential loans decreased to 33.1% compared to 36.2% and non-residential consumer loans increased to 18.9% compared to 17.8%.

Deposits increased by $57 million as of June 30, 2019 compared to December 31, 2018. As of June 30, 2019, core deposits totaled $1.1 billion, or 67.2% of total deposits and certificates of deposit totaled $517 million, or 32.8% of total deposits. This is compared to a mix of core deposits of 67.9% and certificates of deposit of 32.1% as of December 31, 2018.

Allowance for loan losses increased to $13.4 million as of June 30, 2019 compared to $13.3 million as of December 31, 2018. The allowance for loan losses to non-performing loans as of June 30, 2019 was 226% compared to 146% as of December 31, 2018. The allowance for loan losses to total loans as of June 30, 2019 was 0.90% compared to 0.89% as of December 31, 2018. Non-performing loans to total loans at June 30, 2019 were 0.40% compared to 0.61% at December 31, 2018. Non-performing assets to total assets were 0.39% at June 30, 2019 compared to 0.54% at December 31, 2018.

Stockholders' equity was $216.9 million at June 30, 2019, an increase of $14.5 million from December 31, 2018. The increases included net income available to common shareholders of $11.0 million and a net increase in accumulated other comprehensive income of $9.1 million due to market value changes in the investment portfolio. These increases were partially offset by common stock cash dividends paid of $3.4 million during the first half of 2019 and stock repurchases of 76,729 shares for $2.4 million. The Company's tangible book value per common share as of June 30, 2019 increased to $22.38 compared to $20.51 as of December 31, 2018 and the tangible common equity ratio increased to 9.27% as of June 30, 2019 compared to 8.72% as of December 31, 2018.

Income Statement

Net interest income before the provision for loan losses decreased $564,000 for the quarter ended June 30, 2019 compared to the same period in 2018. The decrease in net interest income was a result of a decline in net interest margin of twenty-three basis points that was partially offset by an increase of $61.4 million in average interest earning assets, due primarily to organic loan growth. The decrease in net interest margin is a result of the yield on interest earning assets increasing four basis points which was offset by an increase in the cost of interest-bearing liabilities of thirty-four basis points. Purchase accounting accretion decreased eight basis points in the second quarter of 2019 compared to the second quarter of 2018. On a linked-quarter basis, net interest income increased $2,000 as average interest earning assets increased $15.3 million primarily offset by a two basis point decrease in net interest margin. The decrease in net interest margin is a result of the yield on interest earning assets increasing one basis point being offset by an increase in the cost of interest-bearing liabilities of five basis points.

Net interest income before the provision for loan losses increased $1.9 million for the first half of 2019 compared to the same period in 2018. The increase was a result of an increase of $176.7 million in average interest earning assets due primarily to the acquisition of Universal Bancorp in the first quarter of 2018 and organic loan growth. This increase was partially offset by the net interest margin decreasing to 3.34% in the first half of 2019 compared to 3.46% in the first half of 2018. The decrease in net interest margin is a result of the yield on interest earning assets increasing seventeen basis points being offset by an increase in the cost of interest-bearing liabilities of thirty-six basis points.

Provision for loan losses in the second quarter of 2019 was $475,000, a $25,000 decrease from last year's comparable period. Provision for loan losses was calculated based on management's ongoing evaluation of the adequacy of the allowance for loan losses, which is partially attributable to an increasing organic loan portfolio and net charge offs of $404,000, or 0.11% of total average loans on an annualized basis, in the second quarter of 2019 compared to net charge offs of $308,000, or 0.08% of total average loans on an annualized basis, in the second quarter of 2018. Heeter commented, "Credit quality remains exceptionally strong."

The provision for loan losses for the first half of 2019 was $950,000 the same as last year's comparable period. Net charge-offs for the first half of 2019 equaled $796,000, or 0.11% of loans on an annualized basis compared to $608,000, or 0.09% in the same period of 2018.

Non-interest income for the second quarter of 2019 was $5.7 million, an increase of $900,000 compared to the second quarter of 2018. Increases in non-interest income included an increase of $605,000 in gain on sale of mortgage loans due to increased mortgage banking activity, an increase of $316,000 in gain on sale of securities and an increase of $82,000 in service fee income on deposit accounts aided by increases in interchange fee income. On a linked-quarter basis, non-interest income increased $619,000 primarily due to increases of $311,000 in gain on sale of loans, $233,000 in service fee income on deposit accounts and $86,000 in commission income.

Non-interest income for the first half of 2019 was $10.8 million, an increase of $1.5 million compared to the first half of 2018. An increase of $1.0 million in gain on sale of mortgage loans, an increase of $606,000 in gain on sale of securities and an increase of $326,000 in service fee income were partially offset by a decrease of $229,000 in other income primarily due to a death benefit received in the first half of 2018 not repeated in the first half of 2019.

Non-interest expense decreased $1.5 million when comparing the second quarter of 2019 with the same period in 2018. The decrease was primarily due to expenses as a result of the acquisition and integration of Universal, which included severance, integration and termination expenses of $1.4 million in the second quarter of 2018 with no similar activity in the same period of 2019 along with cost saves generated from the acquisition. On a linked-quarter basis, non-interest expense increased $85,000 due to general expense increases.

Non-interest expense increased $63,000 when comparing the first half of 2019 with the same period in 2018. Non-interest expense was impacted by general expense increases due to timing of the acquisition in 2018 primarily offset by one-time acquisition related expenses of $2.0 million in the first half of 2018 with no similar activity in the same period of 2019.

The effective tax rate for the second quarter of 2019 was 13.2% compared to 12.3% in the same quarter of 2018. The effective tax rate for the first six months of 2019 was 13.6% compared to 12.5% for the same period in 2018. The primary reason for the increase is due to greater taxable income as a percentage of total income.

"We believe our earnings momentum will continue as we strive to efficiently drive shareholder value," Mr. Heeter concluded.

MutualFirst Financial, Inc. is the parent company of MutualBank, an Indiana-based financial institution since 1889. MutualBank has thirty-nine full-service retail financial centers throughout Indiana. MutualBank has two offices located in Fishers and Crawfordsville, Indiana specializing in wealth management and trust services and a loan origination office in New Buffalo, Michigan. MutualBank also operates a wholly owned subsidiary named Summit Mortgage which operates out of Fort Wayne, Indiana. MutualBank provides a full range of financial services including commercial and business banking, personal banking, wealth management, trust services, investments and internet banking services. The Company's stock is traded on the NASDAQ Global Market under the symbol "MFSF". Additional information can be found online at www.bankwithmutual.com.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

MutualFirst Financial, Inc. Selected Financials

			(Audited)
	June 30,	March 31,	December 31,	June 30,
Balance Sheet (Unaudited):	2019	2019	2018	2018
	(000)	(000)	(000)	(000)
Assets
Cash and cash equivalents	$ 32,944	$ 31,350	$ 33,414	$ 33,005
Interest-bearing time deposits	4,277	4,311	4,239	4,482
Investment securities - AFS	375,948	373,937	370,875	362,162
Loans held for sale	38,744	8,702	3,987	3,927
Loans, gross	1,499,138	1,504,093	1,495,943	1,464,735
Allowance for loan losses	(13,435)	(13,364)	(13,281)	(12,729)
Net loans	1,485,703	1,490,729	1,482,662	1,452,006
Premises and equipment, net	24,969	25,188	25,641	25,984
FHLB of Indianapolis stock	13,115	13,115	13,034	12,820
Deferred tax asset, net	4,142	6,674	7,744	11,492
Cash value of life insurance	60,787	60,462	60,160	59,531
Other real estate owned and repossessed assets	2,259	1,752	2,013	1,942
Goodwill	22,310	22,310	22,310	22,479
Core deposit and other intangibles	3,156	3,356	3,569	4,134
Other assets	22,565	22,255	19,665	17,388
Total assets	$ 2,090,919	$ 2,064,141	$ 2,049,313	$ 2,011,352

Liabilities and Stockholders' Equity
Deposits	$ 1,576,013	$ 1,559,771	$ 1,519,225	$ 1,520,234
FHLB advances	260,615	256,236	292,497	263,367
Other borrowings	17,732	21,223	17,988	18,037
Other liabilities	19,701	15,747	17,240	17,026
Stockholders' equity	216,858	211,164	202,363	192,688
Total liabilities and stockholders' equity	$ 2,090,919	$ 2,064,141	$ 2,049,313	$ 2,011,352

	Three Months	Three Months	Three Months		Six Months	Six Months
	Ended	Ended	Ended		Ended	Ended
	June 30,	March 31,	June 30,		June 30,	June 30,
Income Statement (Unaudited):	2019	2019	2018		2019	2018
	(000)	(000)	(000)		(000)	(000)

Total interest and dividend income	$ 21,518	$ 21,302	$ 20,621		$ 42,820	$ 37,369
Total interest expense	5,474	5,260	4,013		10,734	7,177

Net interest income	16,044	16,042	16,608		32,086	30,192
Provision for loan losses	475	475	500		950	950
Net interest income after provision
for loan losses	15,569	15,567	16,108		31,136	29,242

Non-interest income
Service fee income	2,041	1,808	1,959		3,849	3,523
Net realized gain on sales of AFS securities	422	444	106		866	260
Commissions	1,282	1,196	1,368		2,478	2,630
Net gain on sale of loans	1,341	1,030	736		2,371	1,371
Net servicing fees	139	149	154		288	304
Increase in cash value of life insurance	325	302	322		627	611
Net gain (loss) on sale of other real estate and repossessed assets	(29)	(29)	11		(58)	(57)
Other income	183	185	148		368	597
Total non-interest income	5,704	5,085	4,804		10,789	9,239

Non-interest expense
Salaries and employee benefits	8,541	8,560	8,628		17,101	15,917
Net occupancy expenses	996	1,044	995		2,040	1,892
Equipment expenses	584	647	698		1,231	1,254
Data processing fees	639	651	676		1,290	1,269
Advertising and promotion	345	329	499		674	859
ATM and debit card expense	598	562	573		1,160	1,044
Deposit insurance	209	207	225		416	482
Professional fees	472	408	472		880	1,254
Software subscriptions and maintenance	816	769	691		1,585	1,285
Other real estate and repossessed assets	70	53	44		123	89
Core deposit intangible amortization	200	214	375		414	538
Other expenses	1,174	1,115	2,287		2,289	3,257
Total non-interest expense	14,644	14,559	16,163		29,203	29,140

Income before income taxes	6,629	6,093	4,749		12,722	9,341
Income tax provision	878	855	584		1,733	1,169
Net income available to common shareholders	$ 5,751	$ 5,238	$ 4,165		$ 10,989	$ 8,172

Pre-tax pre-provision earnings (1)	$ 7,104	$ 6,568	$ 5,249		$ 13,672	$ 10,291

Average Balances, Net Interest Income, Yield Earned and Rates Paid
		Three			Three
		months ended			months ended
		6/30/2019			6/30/2018
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$ 23,281	$ 68	1.17%	$ 25,632	$ 63	0.98%
Mortgage-backed securities:
Available-for-sale	223,113	1,512	2.71	212,150	1,442	2.72
Investment securities:
Available-for-sale	149,239	1,218	3.26	153,875	1,251	3.25
Loans receivable	1,519,466	18,542	4.88	1,462,335	17,739	4.85
Stock in FHLB of Indianapolis	13,115	178	5.43	12,820	126	3.93
Total interest-earning assets (2)	1,928,214	21,518	4.46	1,866,812	20,621	4.42
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	147,814			135,591
Total assets	$ 2,076,028			$ 2,002,403

Interest-Bearing Liabilities:
Demand and NOW accounts	$ 407,476	882	0.87	$ 404,823	582	0.58
Savings deposits	187,073	5	0.01	191,637	5	0.01
Money market accounts	189,341	411	0.87	207,290	251	0.48
Certificate accounts	513,837	2,603	2.03	456,284	1,703	1.49
Total deposits	1,297,727	3,901	1.20	1,260,034	2,541	0.81
Borrowings	267,385	1,573	2.35	257,066	1,472	2.29
Total interest-bearing liabilities	1,565,112	5,474	1.40	1,517,100	4,013	1.06
Non-interest bearing deposit accounts	276,577			280,791
Other liabilities	20,889			17,230
Total liabilities	1,862,578			1,815,121
Stockholders' equity	213,450			187,282
Total liabilities and stockholders' equity	$ 2,076,028			$ 2,002,403

Net interest earning assets	$ 363,102			$ 349,712

Net interest income		$ 16,044			$ 16,608

Net interest rate spread (4)			3.06%			3.36%

Net yield on average interest-earning assets (4)			3.33%			3.56%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.40%			3.63%

Average interest-earning assets to
average interest-bearing liabilities			123.20%			123.05%

		Six			Six
		months ended			months ended
		6/30/2019			6/30/2018
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$ 23,985	$ 156	1.30%	$ 23,659	$ 130	1.10%
Mortgage-backed securities:
Available-for-sale	220,595	3,034	2.75	194,051	2,569	2.65
Investment securities:
Available-for-sale	150,915	2,462	3.26	142,366	2,290	3.22
Loans receivable	1,511,948	36,812	4.87	1,371,428	32,063	4.68
Stock in FHLB of Indianapolis	13,101	356	5.43	12,293	317	5.16
Total interest-earning assets (2)	1,920,544	42,820	4.46	1,743,797	37,369	4.29
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	144,020			122,249
Total assets	$ 2,064,564			$ 1,866,046

Interest-Bearing Liabilities:
Demand and NOW accounts	$ 403,639	1,666	0.83	$ 373,483	1,019	0.55
Savings deposits	185,777	9	0.01	174,578	10	0.01
Money market accounts	185,603	742	0.80	195,467	471	0.48
Certificate accounts	511,206	5,057	1.98	431,089	3,147	1.46
Total deposits	1,286,225	7,474	1.16	1,174,617	4,647	0.79
Borrowings	277,325	3,260	2.35	246,006	2,530	2.06
Total interest-bearing liabilities	1,563,550	10,734	1.37	1,420,623	7,177	1.01
Non-interest bearing deposit accounts	272,081			253,418
Other liabilities	19,985			16,637
Total liabilities	1,855,616			1,690,678
Stockholders' equity	208,948			175,368
Total liabilities and stockholders' equity	$ 2,064,564			$ 1,866,046

Net interest earning assets	$ 356,994			$ 323,174

Net interest income		$ 32,086			$ 30,192

Net interest rate spread (4)			3.09%			3.28%

Net yield on average interest-earning assets (4)			3.34%			3.46%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.41%			3.53%

Average interest-earning assets to
average interest-bearing liabilities			122.83%			122.75%

	Three Months	Three Months	Three Months		Six Months	Six Months
	Ended	Ended	Ended		Ended	Ended
	June 30,	March 31,	June 30,		June 30,	June 30,
Selected Financial Ratios and Other Financial Data (Unaudited):	2019	2019	2018		2019	2018

Share and per share data:
Average common shares outstanding:
Basic	8,602,257	8,621,406	8,577,017		8,611,779	8,196,083
Diluted	8,718,459	8,745,821	8,731,611		8,732,087	8,350,868
Per common share:
Basic earnings	$ 0.67	$ 0.61	$ 0.49		$ 1.28	$ 1.00
Diluted earnings	$ 0.66	$ 0.60	$ 0.48		$ 1.26	$ 0.98
Dividends	$ 0.20	$ 0.20	$ 0.18		$ 0.40	$ 0.36

Dividend payout ratio	30.30%	33.33%	37.50%		31.75%	36.73%

Performance Ratios:
Return on average assets (ratio of net
income to average total assets)(4)	1.11%	1.02%	0.83%		1.06%	0.88%
Return on average tangible common equity (ratio of net
income to average tangible common equity)(4)	12.24%	11.73%	10.46%		11.99%	10.49%
Interest rate spread information:
Average during the period(4)	3.06%	3.11%	3.36%		3.09%	3.28%

Net interest margin(4)(5)	3.33%	3.35%	3.56%		3.34%	3.46%

Efficiency Ratio	67.33%	68.91%	75.49%		68.11%	73.90%

Ratio of average interest-earning
assets to average interest-bearing
liabilities	123.20%	122.47%	123.05%		122.83%	122.75%

Allowance for loan losses:
Balance beginning of period	$ 13,364	$ 13,281	$ 12,537		$ 13,281	$ 12,387
Net charge-offs (recoveries):
Real Estate:
Commercial	33	51	-		84	53
Commercial construction and development	-	-	-		-	-
Consumer closed end first mortgage	31	40	56		71	68
Consumer open end and junior liens	-	-	20		-	20
Total real estate loans	64	91	76		155	141
Other loans:
Auto	40	88	(1)		128	(11)
Boat/RV	241	171	185		412	316
Other	59	42	58		101	88
Commercial and industrial	-	-	(10)		-	74
Total other	340	301	232		641	467

Net charge-offs (recoveries)	404	392	308		796	608
Provision for loan losses	475	475	500		950	950
Balance end of period	$ 13,435	$ 13,364	$ 12,729		$ 13,435	$ 12,729

Net loan charge-offs to average loans (4)	0.11%	0.10%	0.08%		0.11%	0.09%

	June 30,	March 31,	December 31,	June 30,
	2019	2019	2018	2018

Total shares outstanding	8,551,233	8,624,462	8,603,462	8,587,424
Tangible book value per common share	$ 22.38	$ 21.51	$ 20.51	$ 19.34
Tangible common equity to tangible assets	9.27%	9.10%	8.72%	8.37%

Nonperforming assets (000's)
Non-accrual loans
Real Estate:
Commercial	$ 848	$ 1,281	$ 4,782	$ 1,753
Commercial construction and development	-	-	62	-
Consumer closed end first mortgage	3,984	3,759	2,777	2,661
Consumer open end and junior liens	170	212	273	251
Total real estate loans	5,002	5,252	7,894	4,665
Other loans:
Auto	50	64	88	31
Boat/RV	616	646	470	290
Other	27	44	46	92
Commercial and industrial	250	267	91	183
Total other	943	1,021	695	596
Total non-accrual loans	5,945	6,273	8,589	5,261
Accruing loans past due 90 days or more	-	206	517	15
Total nonperforming loans	5,945	6,479	9,106	5,276
Real estate owned	1,731	1,141	1,223	1,584
Other repossessed assets	528	611	790	358
Total nonperforming assets	$ 8,204	$ 8,231	$ 11,119	$ 7,218

Performing restructured loans (6)	$ 1,148	$ 1,087	$ 2,571	$ 1,525

Asset Quality Ratios:
Non-performing assets to total assets	0.39%	0.40%	0.54%	0.36%
Non-performing loans to total loans	0.40%	0.43%	0.61%	0.36%
Allowance for loan losses to non-performing loans	226%	206%	146%	241%
Allowance for loan losses to loans receivable	0.90%	0.89%	0.89%	0.87%

	As of or for	As of or for	As of or for	As of or for	As of or for
	Three Months	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended	Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Non-GAAP Measurements (7)	2019	2019	2018	2019	2018

Total stockholders' equity (GAAP)	$ 216,858	$ 211,164	$ 192,688	$ 216,858	$ 192,688
Less: Intangible assets	25,466	25,666	26,613	25,466	26,613
Tangible common equity (non-GAAP)	$ 191,392	$ 185,498	$ 166,075	$ 191,392	$ 166,075

Total assets (GAAP)	$ 2,090,919	$ 2,064,141	$ 2,011,352	$ 2,090,919	$ 2,011,352
Less: Intangible assets	25,466	25,666	26,613	25,466	26,613
Tangible assets (non-GAAP)	$ 2,065,453	$ 2,038,475	$ 1,984,739	$ 2,065,453	$ 1,984,739

Tangible common equity to tangible assets (non-GAAP)	9.27%	9.10%	8.37%	9.27%	8.37%

Book value per common share (GAAP)	$ 25.36	$ 24.48	$ 22.44	$ 25.36	$ 22.44
Less: Effect of intangible assets	2.98	2.98	3.10	2.98	3.10
Tangible book value per common share	$ 22.38	$ 21.51	$ 19.34	$ 22.38	$ 19.34

Return on average stockholders' equity (GAAP)	10.78%	10.25%	8.90%	10.52%	9.32%
Add: Effect of intangible assets	1.46%	1.48%	1.56%	1.47%	1.17%
Return on average tangible common equity (non-GAAP)	12.24%	11.73%	10.46%	11.99%	10.49%

Total tax free interest income (GAAP)
Loans receivable	$ 101	$ 102	$ 108	$ 203	$ 208
Investment securities	1,184	1,209	1,139	2,393	2,083
Total tax free interest income	$ 1,285	$ 1,311	$ 1,247	$ 2,596	$ 2,291
Total tax free interest income, gross (at 21%, or 34% prior to 2018)	$ 1,627	$ 1,659	$ 1,578	$ 3,286	$ 2,900

Net interest margin, tax equivalent (non-GAAP)
Net interest income (GAAP)	$ 16,044	$ 16,042	$ 16,608	$ 32,086	$ 30,192
Add: Tax effect tax free interest income (3)	342	348	331	690	609
Net interest income (non-GAAP)	16,386	16,390	16,939	32,776	30,801
Divided by: Average interest-earning assets	1,928,214	1,912,873	1,866,812	1,920,544	1,743,797
Net interest margin, tax equivalent	3.40%	3.43%	3.63%	3.41%	3.53%

One-time merger related expenses
Non-tax deductible	$ -	$ -	$ -	$ -	$ 220
Tax deductible	-	-	1,387	-	1,772
Total one-time merger related expenses	$ -	$ -	$ 1,387	$ -	$ 1,992
Subtract tax benefit	-	-	291	-	372
Net one-time merger related expenses	$ -	$ -	$ 1,096	$ -	$ 1,620
Net income (GAAP)	-	-	4,165	-	8,172
Net income excluding one-time merger expenses (non-GAAP)	$ -	$ -	$ 5,261	$ -	$ 9,792

Adjusted diluted earnings per share
Net income excluding one-time merger expenses (non-GAAP)	$ -	$ -	$ 5,261	$ -	$ 9,792
Average diluted shares	-	-	8,731,611	-	8,350,868
Adjusted diluted earnings per share (non-GAAP)	$ -	$ -	$ 0.60	$ -	$ 1.17

Adjusted return on assets
Net income excluding one-time merger expenses (non-GAAP)	$ -	$ -	$ 5,261	$ -	$ 9,792
Average assets	-	-	2,002,403	-	1,866,046
Adjusted return on average assets (non-GAAP)	-	-	1.05%	-	1.05%

Adjusted return on tangible common equity
Net income excluding one-time merger expenses (non-GAAP)	$ -	$ -	$ 5,261	$ -	$ 9,792
Average tangible common equity	-	-	159,225	-	155,751
Adjusted return on average tangible common equity (non-GAAP)	-	-	13.22%	-	12.57%

Ratio Summary:
Return on average equity	10.78%	10.25%	8.90%	10.52%	9.32%
Return on average tangible common equity	12.24%	11.73%	10.46%	11.99%	10.49%
Return on average assets	1.11%	1.02%	0.83%	1.06%	0.88%
Tangible common equity to tangible assets	9.27%	9.10%	8.37%	9.27%	8.37%
Net interest margin, tax equivalent	3.40%	3.43%	3.63%	3.41%	3.53%

(1) Pre-tax pre-provision income is calculated by taking net income available to common shareholders and adding income tax provision and provision for loan losses.

(2) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

(3) Tax equivalent margin is calculated by taking non-taxable interest and grossing up by 21% applicable tax rate.

(4) Ratios for the three and six month periods have been annualized.

(5) Net interest income divided by average interest earning assets.

(6) Performing restructured loans are excluded from non-performing ratios. Restructured loans that are on non-accrual are in the non-accrual loan categories.

(7)   This earnings release and selected financials contain GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding
MutualFirst's results of operations or financial position. This table shows non-GAAP financial measures and  the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure.

CONTACT: Chris Cook, Senior Vice President, Treasurer and CFO of MutualFirst Financial, Inc. (765) 747-2945